Exhibit 99.(j)(11)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Reports to Shareholders of Vintage Mutual Funds, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
July 25, 2003